EXHIBIT 7.1

                       POWER OF ATTORNEY FOR TINA K. SINGH


     This Power of Attorney is applicable only to registration statements, amendments to registration statements, applications for registration, applications for exemptive relief and similar or related documents pertaining to any series of any unit investment trust sponsored by TSC Distributors, LLC and any predecessors, affiliates or successors thereof whether or not in existence at the date hereof.

                                POWER OF ATTORNEY

     The undersigned member of TS Capital, LLC, the manager and sole member of TSC Distributors, LLC, hereby constitute and appoint JEROME VAINISI, RYAN SCHOEFFIELD AND NEIL SULLIVAN, and each of them (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and affix his/her seal thereto and file one or more Registration Statements on Form S-6 under the Securities Act of 1933 or on Forms N-8A or N-8B-2 under the Investment Company Act of 1940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with respect to any series of any unit investment trust sponsored by TSC Distributors, LLC and any predecessors, affiliates or successors thereof whether or not in existence at the date hereof and which may be created after the date hereof with any regulatory authority, federal or state, relating to the registration thereof, the issuance of units of fractional undivided interests in such unit investment trusts or any application for exemptive relief relating thereto, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Signed this 1 day of Dec, 2015.




                                By             /s/ TINA K. SINGH
                                  ---------------------------------------------
                                                 Tina K. Singh







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STATE OF MASSACHUSETTS   )
                  )  SS
COUNTY OF SUFFOLK )

     On this 1st day of Dec, 2015, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be her voluntary act and deed for the intent and purposes therein set forth.

"OFFICIAL SEAL"





                                               /s/ LESLIE ARMSTRONG
                                  ---------------------------------------------
                                                  Notary Public

My Commission Expires:  9/25/20









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